As filed with the Securities and Exchange Commission
                              on July 17, 1996.

                           Registration No.  33-




                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM S-8

                          REGISTRATION STATEMENT

                                   UNDER

                       THE SECURITIES ACT OF 1933




                          DATAFLEX CORPORATION
         (exact name of registrant as specified in its charter)

New Jersey                5081                    22-2163376
(State or other (Primary Standard Industrial) (I.R.S. Employer jurisdiction of (Classification Code Number) Identification No.)



                          3920 Park Avenue
                      Edison, New Jersey 08820
                           (908) 321-1100
        (Address, including zip code, and telephone number,
      including area code, of registrant's principal offices)


                          RICHARD C. ROSE
                 Chairman and Chief Executive Officer
                        Dataflex Corporation
                          3920 Park Avenue
                      Edison, New Jersey 08820
                          (908) 321-1100
         (Name, address, including zip code, and telephone
         number, including area code, of agent for service)




                             Copy to:
                      W. RAYMOND FELTON, ESQ.
       Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                      Metro Corporate Campus I
                        Post Office Box 5600
                   Woodbridge, New Jersey  07095
                          (908) 549-5600



Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ____


           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. _____

                          CALCULATION OF REGISTRATION FEE


                               Proposed   Proposed
Title of each                  Maximum    Maximum
Class of                       Offering   Aggregate  Amount of
Securities to    Amount to be  Price per  Offering   Registration
to be Registered Registered    Share (2)  Price (2)  Fee
________________ ____________  _________  _________  ____________

Common Stock,    1,330,744       $ 4.50   $5,988,348  $2,064.78
  no par value


(1) An undetermined number of additional shares may be issued as a result of stock dividends, stock splits or other recapitalizations. Of the restricted Shares registered hereby, 52,730 Shares are currently tradeable by the holders, 9,007 additional Shares will be tradeable as of April 1, 1997, and 9,007 additional Shares will be tradeable as of April 1, 1998.

(2)  These shares of Common Stock represent the shares of Common
Stock with respect to which options have been granted under the 1994 Stock Option Plan and certain other restricted shares granted to executive officers of the Company. Options to purchase 769,074 shares have been granted to certain of the registrant's employees and directors at exercise prices from $5.75 to $8.75 per share. The balance of 30,926 shares under the 1994 Stock Option Plan are to be offered at prices not presently determinable. Pursuant to Rule 457(h), the offering price for such shares is estimated solely for the purpose of computing the registration fee and is based on the closing price of the Common
Stock on July 16, 1996, $ 4.50, as reported on The Nasdaq
National Market System of the National Association of Securities
Dealers, Inc.

           The Registrant hereby amends this Registration
Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                        DATAFLEX CORPORATION
                        Cross Reference Sheet


Form S-8 Item No.
and Caption                Prospectus Caption                Page

1. Plan Information......  Available Information;
                           Introduction; Purpose and
                           Administration of Plan;
                           Description of Options and
                           Tax Status                      4,5,6

2. Registrant Information
   and and Employee Plan
   Annual Information....  Introduction; Purpose and
                           Administration of Plan;
                           Additional Information          5, 10

3. Incorporation of
   Documents by
   Reference............   Incorporation of Certain
                           Information by Reference        12

4. Description of
   Securities...........   Description of Capital
                           Stock                           11

5. Interests of Named
   Experts and Counsel.... Legal Matters                   11

6. Indemnification of
   Directors and Officers. Not Applicable

7. Exemption From Registra-
   tion Claimed..........  Not Applicable

8. Exhibits..............  Exhibits                      II-8

9. Undertakings..........  Undertakings                  II-1



PROSPECTUS


                             DATAFLEX CORPORATION

             1994 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN
                                     AND
                   COMMON STOCK GRANTS TO EXECUTIVE OFFICERS



     ------------------------------------------------------------

                     1,330,744 SHARES OF COMMON STOCK
                        (NO PAR VALUE PER SHARE)

     ------------------------------------------------------------




          Options for shares (the "Shares") of the common stock, no par value per share (the "Common Stock") of Dataflex Corp.
(the "Company") covered by this Prospectus have been, and may in the future be, granted by the Company to employees (including officers) of the Company under the 1994 Stock Option Plan (the
"Plan"). Options covering 769,074 Shares have been granted to certain employees of the Company and additional options to acquire up to 30,926 shares remain available for grant under the Plan. Each employee receiving an option is offered the opportunity to purchase the number of Shares specified in such option at a price and on the terms set forth therein. Certain of the Shares covered by this Prospectus have been issued to officers of the Company as compensation for services. The sale of these Shares by such officers are restricted. See Description of Executive Compensation Shares.

          The net proceeds of the offering covered hereby are not now determinable as such proceeds will depend upon the number of shares offered, the number of shares purchased, prevailing market prices and expenses incurred.

          It is advisable for an optionee to consult with legal counsel concerning the securities and tax law implications of his acquisition or disposition of shares under the Plan.

          Any officer, director or beneficial owner of more than 10% of the Company's common stock who holds an option under the Plan should consider the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, in connection with the exercise of any such option and the disposition of any of the Company's common stock acquired thereby.

          The principal executive office of the Company is located at 3920 Park Avenue, Edison, New Jersey 08820 and the telephone number of such office is (908) 321-1100.



          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



               The date of this Prospectus is July 17, 1996.

           No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.



                            TABLE OF CONTENTS




                                                             PAGE

AVAILABLE INFORMATION ..................................        4

INTRODUCTION ...........................................        5

PURPOSE AND ADMINISTRATION OF PLAN .....................        5

DESCRIPTION OF OPTIONS AND TAX STATUS...................        6

      Award of Options .................................        6
      Period of Plan; Amendments .......................        6
      Exercise .........................................        7
      Vesting...........................................        7
      Termination of Employment ........................        7
      Option Price .....................................        7
      Nontransferability ...............................        8
      Federal Income Tax Treatment of Incentive and
            Non-Qualified Stock Options ................        8

DESCRIPTION OF EXECUTIVE COMPENSATION SHARES............        9



DESCRIPTION OF ISSUANCE OF OPTIONS IN CONNECTION WITH
 THE ACQUISITION OF THE ASSETS OF GRANITE COMPUTER
 PRODUCTS, INC..........................................        9

DESCRIPTION OF STOCK OPTIONS TO JOHN G. RAOS AND
 CHARLES C. KELLY........................................       9

RESTRICTIONS ON RESALE OF COMMON STOCK .................       10

DESCRIPTION OF CAPITAL STOCK ...........................       11

      General ..........................................       11
      Common Stock .....................................       11
      Transfer Agent....................................       11

LEGAL MATTERS ..........................................       11

ADDITIONAL INFORMATION..................................       11

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......       12



AVAILABLE INFORMATION

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange
Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago,
Illinois 60601 and 7 World Trade Center, New York, New York
10048.  Copies of such material can be obtained from the Public
Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549 at prescribed rates.

       The Company's Common Stock is quoted on the NASDAQ
National Market System, and such reports, proxy statements and other information can also be inspected at the offices of NASDAQ
Operations, 1735 K Street, N.W., Washington, D.C.

       This Prospectus omits certain information contained in the Registration Statement on file with the Commission with respect to the Shares offered hereby. The information omitted may be obtained from the Commission's office at 450 Fifth Street, N.W., Washington, D.C. upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

       The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration
Statement of which this Prospectus forms a part (excluding exhibits to such documents unless specifically incorporated by reference). Requests for such copies should be directed to Investor Relations Department, Dataflex Corporation, 3920 Park
Avenue, Edison, New Jersey 08820, (908) 321-1100.

       The Company furnishes its shareholders with annual reports containing audited financial statements.

                          INTRODUCTION

     The Company has adopted the Plan pursuant to a resolution of its Board of Directors effective July 22, 1994 and the approval by its shareholders on September 1, 1994. Under the Plan, Shares may be offered to employees and officers of the Company and its subsidiary corporation in accordance with the Plan as describedherein. These offers are, or will be, made at the prices and on the terms and conditions contained in the respective stock option agreements between the Company and the recipients of stock option grants.

     The Company issued Shares to certain of the executive officers on or about April 3, 1995 in connection with amendments to existing employment agreements. The transfer of these Shares are restricted as described below.

     Certain other of the shares being registered hereby were issued pursuant to stock options granted to individuals in connection with the acquisition of the assets of Granite Computer
Products, Inc. in March 1994.

     The remainder of the Shares relate to stock options were granted to John C. Raos and Charles C. Kelly in connection with their joining the Company as directors.

     The Company's principal executive offices and telephone number are set forth on the Cover Page of this Prospectus.

     The following is a summary of the Plan, which is qualified in its entirety by reference to the Plan and certain other agreements which have been filed previously with the Securities and Exchange Commission and are incorporated by reference in the Registration Statement on Form S-8 of which the Prospectus is a part.


               PURPOSES AND ADMINISTRATION OF PLAN

     The Company believes that Plan provides valuable incentives for employees of the Company by providing an opportunity for investment in the Company's Common Stock as an inducement for such individuals to remain with the Company and thereby encouraging them to increase their effort to make the Company's business more successful. In accordance with this believe, the Board of Directors of the Company adopted the Plan, which was approved by the Shareholders of the Company in September 1994.

     Pursuant to the Plan 800,000 Shares are reserved for issuance thereunder. In the event there is any change in the number of issued shares of the Company without new consideration to the Company (such as by stock dividends or stock splits) or in the event that the number of outstanding shares of the Company is changed into or exchanged for a different number of shares of Common Stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, split-up, combination of shares, merger or consolidation, the number of Shares reserved for issuance under the Plan, the number of Shares subject to any outstanding option and the option price per Share of each outstanding stock option shall be appropriately adjusted. In the event there is any change in the number or kind of outstanding shares of Common Stock or of any shares or other securities into which such shares of Common Stock have been changed or exchanged, other than the transactions specified in this paragraph, equitable adjustment in the options may be made in the sole discretion of the Company's Committee appointed by the Board of Directors which has been appointed to administer the Plan.

     The Plan is not subject to any provisions of the Employee
Retirement Income Security Act of 1974.

     The Company will provide reports to participating employees as to the amount and status of their accounts upon request.


              DESCRIPTION OF OPTIONS AND TAX STATUS

     The Plan provides for the grant of incentive and non-qualified stock options. A description of these options and certain federal income tax aspects associated therewith is set forth below. Because tax results may vary due to individual circumstances, each participant in the Plan is urged to consult his or her personal tax advisor with respect to the federal and state tax consequences of the exercise of an option or the sale of stock received upon the exercise thereof.

Award Of Options.

     Options may be granted under the Plan to all employees
(including employees who are officers and/or directors of the Company and its subsidiary corporation. No individual employee shall be permitted to receive options to purchased more than 200,000 Shares. No qualified stock options have been granted, and non-qualified stock options covering 769,074 Shares, have been granted to certain employees of the Company.

Period of Plan; Amendments.

     No options may be granted under the Plan after September 1, 2004. The Committee appointed by the Board of Directors may amend the Plan as it deems advisable. No amendment may, without further approval of the shareholders of the Company (a) increase the total number of shares issuable pursuant to options granted under the Plan or the maximum number of Shares for which options may be granted to any individual employee, (b) reduce the exercise price of any Incentive Option granted under the Plan,
(c) modify the provisions of the Plan relating to eligibility or
(d) materially increase the benefits accruing to participants under the Plan. The Committee shall be authorized to amend the Plan and the options granted thereunder to permit the Incentive
Options granted thereunder to qualify as "incentive stock options" within the meaning of Section 422 of the Internal
Revenue Code of 1986, as amended, or the Treasury Regulations promulgated thereunder.

Exercise.

     Options granted under the Plan are exercisable at such times, in such amounts, and during such period or periods as the Committee shall determine at the date of the grant, but may, at no circumstance be exercisable for more then ten (10) years after the date of grant. However, incentive stock options granted to an employee, who, prior to the date of grant, holds more then 10% of the total combined voting power of all classes of the Company
(or of applicable, of any parent or subsidiary corporations ("10%
Shareholder")) may not be exercisable for more than five (5)
years from the date of grant. As of March 31, 1996, 769,074 options have been granted under the Plan.

Vesting.

     The Board of Directors determines the vesting schedule of options at the time they are granted. With vesting to occur within a period not greater than ten (10) years from the date of grant of the option. Of the 619,760 options currently outstanding, 183,669 are currently vested, 154,940 vest in the year ending March 31, 1997, 154,940 vest in the year ending March
31, 1998 and 126,211 vest in the year ending March 31, 1999.

Termination of Employment.

     Outstanding options may be exercised during employment with the Company. If the employment of any employee shall terminate for any reason other than death, disability, retirement, termination by employee for "good" reason or termination by the employer other than for cause, as defined in the Plan, any option previously granted to such employee, to the extent not theretofore exercised, will terminate and become null and void upon such termination of employment. If termination is by reason of the death or disability of an optionee, any option exercisable immediately prior to the optionee's death or disability, may be exercised by the legal representative or beneficiary of the optionee's estate or the optionee, as the case may be within twelve (12) months after the death or disability of the optionee with respect to the Shares eligible for purchase on the date of such death or disability. If termination is by reason of the retirement of optionee, termination by the optionee for "good" reason or termination by the employer other than for cause, the options, shall be exercisable for any and all of such number of Shares that such optionee is entitled to exercise at the effective date of the termination of employment, at any time up to and including three (3) months after the effective date of such termination of employment.

Option Price.

     The Plan provides that the option price with respect to each option will be determined by the Committee, but, in case of the incentive stock options, shall not be less than 100% (110%, in the case of incentive stock options granted to 10% Shareholders) of the fair market value of the Company Stock on the date the option is granted. Payment of the option price shall be made in cash or certified check, or as otherwise set forth in the grant of the option.

Non Transferability.

     Each option granted under the Plan is not transferable by the holder except by will or the laws of decedent or distribution of the estate in which the holder is domiciled at the time of his or death.

Federal Income Tax Treatment of Incentive and Non-Qualified Stock
Options.

     Currently, an employee will not be deemed to have realized income upon the grant of a non-qualified stock option unless the option has a readily ascertainable fair market value at the time it is granted. Generally, an employee will recognize ordinary income upon the exercise of a non-qualified stock option (or, if the stock subject to the option is restricted within the meaning of Code Section 83 and the employee does not otherwise elect to recognize income upon the exercise of the stock option, at such time as the Shares become transferable or are no longer subject to a substantial risk of forfeiture) in an amount equal to the excess (if any) of the fair market value of the Shares purchased, at the time of exercise (or at such later time when he stock is no longer restricted in the case of restricted stock), over the exercise price. The Company will be entitled to deduct an amount equal to the amount included as ordinary income by the employee for the Company's taxable year which includes the close of the employee's taxable year in which the income is included by the employee. Options granted to officers, directors and 10% shareholders are deemed restricted for six (6) months from the date of grant for purposes of the securities laws.

     An employee will also not be deemed to have received income upon the grant of an incentive stock option or, except as noted below, upon the exercise of such option. Unless shares acquired upon exercise are disposed of within two years of the date of grant or within one year of exercise, upon the sale of such shares, the optionee will generally recognize capital gain or loss measured by the difference between the amount realized on the sale and the price paid for the shares. If a sale is made prior to either of such dates, an optionee's gain on the sale of the shares will be treated as ordinary income to the extent of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price and (ii) the excess of the amount realized on the sale of stock over the option price. The Company will be allowed a deduction at the time of sale in the amount of the ordinary income recognized by the optionee. The balance of any gain realized will be treated as long-term or short-term capital gain, depending upon the length of time the shares were held by the optionee.

     Generally, the excess of the fair market value of an incentive stock option at the time of exercise (or, if the stock subject to the option is restricted within the meaning of Code
Section 83, at such time as the shares become transferable or are not longer subject to a substantial risk of forfeiture), over the option price constitutes an item of tax preference for purposes of the alternative minimum tax. Thus, under certain circumstances, the exercise of an incentive stock option will result in a tax at the time of exercise.

     There can be no assurance that the Code or the Regulations will not be amended to change these tax consequences.

     Reference should be made to the applicable provisions of the Code and to the Regulations for more detailed information as to the tax treatment of options granted pursuant to the Plan.
Optionees should consult their tax advisors with specific reference to their own tax situations and with regard to potential changes in the applicable laws.


          DESCRIPTION OF EXECUTIVE COMPENSATION SHARES

     In April 1995, the Company issued 70,744 shares of common stock to certain employees as part of amendments to existing employment agreements. Pursuant to the terms of the amended agreements, the shares are subject to certain restrictions which expire no later than March 31, 1998. The restrictions lapse equally each year for the term of the grant and with respect to all shares in the event of termination of employment for any reason other than "cause", voluntary termination for "good reason" and death or disability, as defined in the amended employment agreements. If at any time prior to the expiration of the restricted period, employment is terminated "for cause" or any other reason not provided for under the agreement, any such shares still subject to restrictions, as previously described, shall be transferred to the Company, without monetary consideration.


DESCRIPTION OF ISSUANCE OF OPTIONS IN CONNECTION WITH THE
ACQUISITION OF THE ASSETS OF GRANITE COMPUTER PRODUCTS, INC.

     In connection with the purchase of certain of the assets of Granite Computer Products, Inc., the Company issued an aggregate of 300,000 stock options to the following new employees: Peter
Jackson, Brendan McLoughlin, Donald Freed and Nathaniel Dodge.
These options vested at an annual rate of 25% commencing April 6, 1995. The employment of these individuals has been terminated.
As a result only fifty percent of the options have vested. The remainder have expired due to the termination of employment.
Therefore, 150,000 shares are being registered hereby in conection with the above described stock option grants.


DESCRIPTION OF STOCK OPTIONS TO JOHN G. RAOS AND CHARLES C. KELLY

     In November, 1993, in connection with his joining the Company's Board of Directors, the Company granted to John Raos, an option to purchase 300,000 shares of Common Stock at its then fair market value of $5.00 per share.

     In connection with his joining the Company's Board of Directors, the Company granted to Charles Kelly, an option to purchase 10,000 shares of Common Stock at the fair market value thereof at the date of the grant.

     These options vest and become exercisable pro-rata on an annual basis over a four-year period. The options may be exercised during the period Mr. Raos or Mr. Kelly, as applicable, is a member of the Board of Directors of the Company, or within three months after termination of his service as a member of the Board of Directors of the Company, subject to the following: (i) if termination is by reason of Mr. Raos' or Mr. Kelly's death, as applicable, any portion of the option exercisable immediately prior to his death may be exercised within one year after his death with respect to the number of shares eligible for purchase on the date of his death; (ii) if termination is for cause (as determined in the sole discretion of the other members of the Board of Directors), the vested but unexercised portion of the option will be immediately forfeited; and (iii) if termination is by reason of permanent disability, the option may be exercised within one year following the date of termination. In addition, the option is exercisable only to the extent that it has vested as of the date of termination of service as a Director. The option may, in no circumstance, be exercisable more than ten years after the date of grant.

     The options granted to Messrs. Raos and Kelly are Non-
Qualified Stock Option. For a discussion of certain federal income tax consequences in respect of this option, see "Certain
Federal Income Tax Consequences - Non-Qualified Options" appearing in DESCRIPTION OF OPTIONS AND TAX STATUS above.


             RESTRICTIONS ON RESALE OF COMMON STOCK

     While the Plan does not place restrictions on resales of Shares acquired thereunder, Shares acquired under the Plan by an "affiliate" as the term is defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"), may only be resold pursuant to the registration requirements of the Act, Rule
144, or another applicable exemption therefrom. Generally, sales of securities, including Shares, are subject to the antifraud provisions contained in federal and state securities laws.
Acquisitions (including acquisitions under the Plan) and dispositions of Shares by an officer, director or certain affiliates of the Company within any six-month period may give rise to the right of the Company to recapture any profit from such transactions pursuant to Section 16(b) of the Securities
Exchange Act of 1934.

     It is advisable for a participant to consult with legal counsel concerning the securities law implications of his exercise of options and his acquisition or disposition of Shares under the Plan.


                  DESCRIPTION OF CAPITAL STOCK

General.

     The Company is authorized to issue 20,000,000 shares of Common Stock no par value. As of the date of this Prospectus, there are 5,473,760 shares of Common Stock outstanding.

Common Stock.

     Each share of Common Stock has one vote on all matters presented to the Shareholders. Since the Common Stock does not have cumulative voting rights the holders of more than 50% of the shares may, if they choose to do so, elect all of the directors, and, in that event, the holders of the remaining Shares will not be able to elect any of the Company's directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision for claims against the Company. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common
Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against payment of the consideration set forth in this Prospectus, will be, fully paid and nonaccessable.

Transfer Agent.

     The registrar and transfer agent for the Company's Common
Stock is American Stock Transfer Company, 40 Wall Street, New
York, New York 10005.


                          LEGAL MATTERS

     The legality of the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis &
Himmel, Woodbridge, New Jersey.

                     ADDITIONAL INFORMATION


     This Prospectus constitutes a part of a Registration
Statement filed by the Company with the Securities and Exchange
Commission, Washington, D., under the Securities Act of 1933.
This Prospectus omits certain of the information contained in the Registration statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities to which this Prospectus relates. Statements herein contained concerning the provisions of any document it are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration
Statement. Each such statement is qualified in its entirety by such reference.

        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-15551) are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996.

     (b)  The Company Proxy Statement for its Annual Meeting of
          Shareholders held September 1, 1995.

     (c) All documents subsequently filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange
          Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any or all of the documents referred to above which have been incorporated into this Prospectus by reference
(other than exhibits to such documents). Requests for such copies should be directed to:

                      DATAFLEX CORPORATION
                        3920 Park Avenue
                    Edison, New Jersey  08820
            Attention:  Investor Relations Department
                         (908) 321-1100


PAGE

  No dealer, salesperson or
other person has been
authorized to give any infor-
mation or to make any
representations in connection
with this offering other than
those contained in this
Prospectus and, if given or             DATAFLEX CORPORATION
made, such information or
representations must not be
relied upon as having been
authorized by the Company.
This Prospectus does not
constitute an offer to sell or
a solicitation of an offer to
buy by anyone in any jurisdic-
tion in which such offer or            1,330,744 Shares of
solicitation is not authorized,            Common Stock
or in which the person making
such offer or solicitation is
not qualified to do so, or to
any person to whom it is
unlawful to make such offer or
solicitation.  Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
an implication that here has
not been any change in the
affairs of the Company since
the date hereof.


       TABLE OF CONTENTS
                          Page
Available Information        4
Introduction                 5
Purpose and Administration
 of Plan                     5
Description of Options                 _________________________
 and Tax Status              6
Description of Executive                     PROSPECTUS
 Compensation Shares         9         _________________________
Description of Issuance of
 Options in Connection with the
 Acquistion of the Assets of
 Granite Computer Products,
 Inc.                        9              July 17, 1996
Description of Stock Options to
 John G. Raos and Charles C.
 Kelly                       9
Restrictions on Resale
 of Common Stock            10
Description of Capital
 Stock                      11
Legal Matters               11
Additional Information      11
Incorporation of Certain
 Information By Reference   12

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS



Item 3.  Incorporation of Documents by Reference

 The information called for by this item is incorporated herein by reference to the information set forth under the captions
"Incorporation of Documents by Reference" set forth in the Prospectus filed as part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Officers and Directors

 The description set forth under the caption "Indemnification of Officers and Directors" set forth in the Company's Form S-1
Registration Statement No. 33-33472 is incorporated herein by reference.

Item 7.  Exemption from Registration Claimed

 Not applicable.

Item 8.  Exhibits

 4.       Dataflex Corp. 1994 Incentive and
          Non-Qualified Stock Option Plan

 5.       Opinion of Greenbaum, Rowe, Smith, Ravin, Davis &
          Himmel
 23(a).   Consent of Price Waterhouse LLP

 23(b).   Consent of Greenbaum, Rowe, Smith, Ravin, Davis &
          Himmel
          (contained in Exhibit 5)

 24.      Power of Attorney


Item 9.  Undertakings

 (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to shareholders for its latest fiscal year, unless such employee otherwise has received a copy of such report on the written request of the employee. If the latest fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the latest fiscal year will be furnished to each such employee.

 (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan and who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

 (3) The undersigned registrant and plan hereby undertake to transmit or cause to be transmitted promptly, without charge, to any participant in the plan who makes a written request, a copy of the then latest annual report of the plan filed pursuant to
Section 15(d) of the Securities Exchange Act of 1934 (Form 11-K).
If such report is filed separately on Form 11-K, such form shall be delivered upon written request. If such report is filed as a part of the registrant's annual report on Form 10-K, that entire report (excluding exhibits) shall be delivered upon written request. If such report is filed as part of the registrant's annual report to shareholders delivered pursuant to paragraph (1) or (2) of this undertaking, additional delivery shall not be required.

 (4)      The undersigned registrant hereby undertakes:

     (i) that for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (or, where applicable, each filing of the plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (ii) that all such new registration statements shall comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments or annual reports are filed; and

     (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

 (5) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

     (i)  to include any prospectus required by Section
          10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of
1934 that are incorporated by reference in this registration statement.


                           SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 16th day of July,
1996.

                          DATAFLEX CORPORATION


                      By: /s/ Richard C. Rose
                         _____________________________
                          Richard C. Rose,  Chairman
                          and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                  Title                     Date
_________                  _____                     ____

/s/ Richard C. Rose      Chairman, Chief        July 16, 1996
___________________      Executive Officer,
                         and Director,
                         Principal Executive
                         Officer

/s/ Raymond DioGuardi    Senior Vice President  July 16, 1996
____________________     Finance, Chief
RAYMOND DIOGUARDI        Financial Officer,
                         Principal Financial
                         and Accounting Officer July 16, 1996

/s/ Philip Doganiero     President, Director    July 16, 1996
____________________
PHILIP DOGANIERO

/s/ Gordon McLenithan    Director               July 16, 1996
_____________________
GORDON McLENITHAN

/s/ John Raos            Director               July 16, 1996
_____________________
JOHN RAOS

/s/ Charles C. Kelly     Director               July 16, 1996
_____________________
CHARLES C. KELLY

                        POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard C. Rose or Raymond
DioGuardi his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                  Title                     Date
_________                  _____                     ____

/s/ Richard C. Rose      Chairman, Chief        July 16, 1996
___________________      Executive Officer,
                         and Director,
                         Principal Executive
                         Officer

/s/ Raymond DioGuardi    Senior Vice President  July 16, 1996
____________________     Finance, Chief
RAYMOND DIOGUARDI        Financial Officer,
                         Principal Financial
                         and Accounting Officer July 16, 1996

/s/ Philip Doganiero     President, Director    July 16, 1996
____________________
PHILIP DOGANIERO

/s/ Gordon McLenithan    Director               July 16, 1996
_____________________
GORDON McLENITHAN

/s/ John Raos            Director               July 16, 1996
_____________________
JOHN RAOS

/s/ Charles C. Kelly     Director               July 16, 1996
_____________________
CHARLES C. KELLY


                         PLAN SIGNATURE

 Pursuant to the requirements of the Securities Act of 1993, the Dataflex Corporation 1994 Employee Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on this 16th day of July, 1996.

                         DATAFLEX CORPORATION 1994 Employee Stock
                         Option Plan
                         BY: Dataflex Corporation, Administrator



                           BY:/s/ Richard C. Rose
                              _____________________________
                              RICHARD C. ROSE, President

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 2,
1996, which appears on page F-1 of the Dataflex Corporation
Annual Report on Form 10-K for the year ended March 31, 1996.



PRICE WATERHOUSE LLP


Morristown, New Jersey
July 16, 1996

                          EXHIBIT INDEX

    Exhibit Number      Description of Document             Page

      4        Dataflex Corporation 1994 Incentive
                and Non-Qualified Stock Option Plan         (a)

      5        Opinion of Greenbaum, Rowe, Smith,
                Ravin, Davis & Himmel                       II-

     23(a)     Consent of Price Waterhouse LLP              II-7

     23(b)     Consent of Greenbaum, Rowe, Smith,
                Ravin, Davis & Himmel
                (contained in Exhibit 5)                     --

     24        Power of Attorney                            II-5


 (a)  Incorporated by reference from Dataflex Corporation's
Annual Proxy Statement filed September 1, 1994.

                           EXHIBIT 5


          Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
                   Metro Corporate Campus One
                         P.O. Box  5600
                    Woodbridge, NJ 07095-0988





                          July 17, 1996


Dataflex Corporation
3920 Park Avenue
Edison, New Jersey 08820


     Re:  Dataflex Corporation

Gentlemen:

          We have acted as counsel to Dataflex Corporation, a New
Jersey corporation (the "Company") in connection with the filing by the Company of a Registration Statement on Form S-8 (Registration
No. 33-        ), covering the registration of 1,330,744 shares of
its common stock ("Common Stock") in accordance with options issued pursuant to the 1994 Stock Option Plan (the "Plan").  We have been asked to issue an opinion as to whether the Common Stock being registered will, when issued, be legally issued, fully paid, non-
assessable, and binding obligations of the Company.

          As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

          In making the aforesaid examinations, we have assumed the
genuineness of all signatures and the conformity to original
documents of all copies furnished to us.   We have assumed that the
corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

          Based solely upon and subject to the foregoing, we are of the opinion that:

          The shares of Common Stock have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Plan, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares is not subject to any preemptive or similar rights.

          We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.
                                   Very truly yours,


                    Greenbaum, Rowe, Smith, Ravin, Davis & Himmel
